UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2013

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 450, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2013, the Board of Directors (the “Board”) of Navidea Biopharmaceuticals, Inc. (the “Company”) appointed the following persons to the offices set forth opposite their respective names, each to serve until his successor is duly elected, or until his earlier resignation or removal:

Name	Office
Mark J. Pykett, V.M.D., Ph.D.	Chief Executive Officer
Thomas H. Tulip, Ph.D.	President and Chief Business Officer

As a result of the appointments described above, Dr. Tulip became the President of the Company effective May 1, 2013. Dr. Pykett remains the Company’s Chief Executive Officer and principal executive officer.

Prior to his appointment as President and Chief Business Officer, Dr. Tulip, age 60, had served as Executive Vice President and Chief Business Officer of the Company since June 2011. Dr. Tulip has held senior leadership positions at Alseres Pharmaceuticals, Lantheus Medical Imaging, Bristol Myers Squibb (“BMS”) and DuPont, where his roles spanned product discovery and development, business and technology planning, brand and alliance management and international business management. Most recently, as President, Alseres Molecular Imaging, Dr. Tulip led efforts to develop markets for a Phase III neuroimaging agent. While at DuPont and BMS prior to Alseres, he was instrumental in the development, commercialization and international management of a nuclear cardiology franchise, successfully built the BMS Medical Imaging international business, and led planning activities for innovative PET tracers at Lantheus/BMS. Dr. Tulip earned a B.S. from University of Vermont, and an M.S. and Ph.D. from Northwestern University. He was a visiting scholar at Osaka University and served as adjunct professor at Northeastern University. Dr. Tulip serves on the board of directors of the Medical Imaging Technology Association and leads its PET Working Group in the Molecular Imaging Section. He was recently Chairperson of the Institute for Molecular Technologies and held numerous leadership positions there. He served on the Board of the Academy of Molecular Imaging, including as its Treasurer. Dr. Tulip was Chairperson for the Society of Nuclear Medicine Corporate Advisory Board and has been active in a number of Council on Radionuclides and Radiopharmaceuticals committees, now serving on its Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: May 7, 2013	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer

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